COWEN ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2022

•Reports 2Q22 GAAP Net Income to common stockholders for diluted earnings per share of $12.4 million, or $0.41 per diluted share
•Economic Operating Income of $3.7 million, or $0.12 per diluted share (Non-GAAP)
•Declared quarterly cash dividend of $0.12 per share

NEW YORK - August 3, 2022 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2022.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Cowen delivered profitability in the second quarter in the face of challenging market conditions, which is a testament to the broad, resilient business we have built over the last several years. We are focused on outperforming for our clients, providing strategic advice, innovative financing solutions, world-class investment research, advanced execution capabilities and differentiated investment products."

Announced Transaction

On August 2, 2022, TD Bank Group ("TD”) and Cowen announced a definitive agreement for TD to acquire Cowen in an all-cash transaction valued at approximately $1.3 billion, or $39 for each Class A common share of Cowen. The transaction is expected to close in the first calendar quarter of 2023, and is subject to customary closing conditions, including approvals from the Company's shareholders and various U.S., Canadian and foreign regulatory authorities. Post-closing, parts of the combined business will be known as TD Cowen, a division of TD Securities.
Second Quarter 2022 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended June 30,			Three Months Ended June 30,
($ in millions, except per share information)	2022	2021	Δ %	2022	2021	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$302.4	$458.8	(34)%	$268.6	$390.1	(31)%
Net income (loss) attributable to common stockholders for diluted earnings per share/Economic Operating Income (Non-GAAP)	$12.4	$43.6	(72)%	$3.7	$50.8	(93)%
Earnings (loss) per common share (diluted)	$0.41	$1.29	(68)%	$0.12	$1.50	(92)%

Note: Throughout this press release the Company presents Non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these Non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures."

Second Quarter 2022 Operating Financial Highlights

•Sustained Performance in Markets :
–Brokerage Economic Proceeds of $2.95 million/trading day in 2Q'22, up 5% year-over-year and above FY'21 average
–Strong growth in cash trading, non-US execution, derivatives and swaps trading
–Prime Services revenues steady, as outsourced trading momentum offsets challenging market conditions

•Solid Investment Banking performance:
–Strong Capital Markets Advisory revenues helped offset weaker equity issuance and M&A completions
–Demonstrated industry coverage strength in healthcare, industrials and TMT

•Year-over-Year Growth in Assets Under Management
–As of June 30, 2022, the Company had AUM of $14.7 billion, up 2%, or $0.3 billion, from June 30, 2021
–Management fees economic proceeds were $20.4 million, up 13% from 2Q'21

•Invested Capital:
–As of June 30, 2022, the Company had invested capital in Op Co totaling $745.7 million, up from $723.2 million as of March 31, 2022
–As of June 30, 2022, the Company had invested capital in Asset Co totaling $115.5 million, down from $119.6 million as of March 31, 2022
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($77.7 million excluding carried interest) and private equity funds Formation8/Eclipse ($27.3 million)

Capital Optimization Update
In the second quarter of 2022, the Company repurchased $3.3 million of its common stock, or 120,700 shares, at an average price of $27.24 per share under the Company's existing share repurchase program. Outside the share repurchase program, the Company acquired approximately $4.3 million of stock as a result of net share settlements relating to the vesting of equity awards, or 177,050 shares, at an average price of $24.17 per share. Share repurchases were limited by compliance-related blackout restrictions during the second quarter of 2022. Approximately $28.7 million is currently available for repurchase under the program.
Quarterly Cash Dividend
On July 20, 2022, the Board of Directors declared a cash dividend of $0.12 per common share. The dividend will be payable on September 15, 2022, to stockholders of record on September 1, 2022.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	June 30, 2022	December 31, 2021
Common equity (CE)	$1,047.2	$1,015.9

Book value per share (CE/CSO)	$37.67	$36.57

Common shares outstanding (CSO)	27.8	27.8

Note: Common Equity (CE) is equivalent to Cowen Inc. stockholders’ equity.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
Revenue
Investment banking	$100,169	$224,981	$201,711	$529,815
Brokerage	154,656	139,060	323,394	312,797
Investment income (loss)
Securities principal transactions, net	31,542	40,572	122,794	104,537
Portfolio fund principal transactions, net	(9,462)	(1,882)	(15,560)	13,521
Carried interest allocations	(32,083)	(35,530)	(49,150)	61,239
Total investment income (loss)	(10,003)	3,160	58,084	179,297
Management fees	16,717	14,995	33,486	40,737
Incentive income	—	169	633	2,427
Interest and dividends	48,545	62,173	94,880	121,561
Insurance and reinsurance premiums	14,278	11,493	25,599	18,610
Other revenues, net	(6,625)	2,031	(7,574)	3,690
Consolidated Funds revenues	(15,324)	695	(17,208)	(2,652)
Total revenue	302,413	458,757	713,005	1,206,282
Interest and dividends expense	53,925	63,073	100,449	120,714
Total net revenue	248,488	395,684	612,556	1,085,568
Expenses
Employee compensation and benefits	151,322	219,186	338,500	607,382
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	3,171	5,216	10,514	11,671
Operating, general, administrative and other expenses	85,381	104,001	186,182	200,077
Depreciation and amortization expense	6,997	4,565	14,182	8,919
Consolidated Funds expenses	54	124	159	395
Total expenses	246,925	333,092	549,537	828,444
Other income (loss)
Net (losses) gains on other investments	3,527	6,730	9,107	19,375
Bargain purchase gain, net of tax	—	—	—	3,855
Gain/(loss) on debt extinguishment	—	—	—	(4,538)
Total other income (loss)	3,527	6,730	9,107	18,692
Income (loss) before income taxes	5,090	69,322	72,126	275,816
Income tax expense/(benefit)	5,908	10,244	17,797	64,672
Net income (loss)	(818)	59,078	54,329	211,144
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	(14,981)	13,755	5,150	18,317
Net income (loss) attributable to Cowen Inc.	14,163	45,323	49,179	192,827
Less: Preferred stock dividends	1,698	1,698	3,396	3,396
Net income (loss) attributable to Cowen Inc. common stockholders	$12,465	$43,625	$45,783	$189,431

Earnings (loss) per share:
Basic	$0.45	$1.62	$1.63	$6.98
Diluted	$0.41	$1.29	$1.48	$5.62

Weighted average shares used in per share data:
Basic	27,897	26,903	28,138	27,130
Diluted	30,153	33,858	30,899	33,703

U.S. GAAP Financial Measures

Second quarter 2022 revenue was $302.4 million versus $458.8 million in the second quarter of 2021. The year-over-year decrease was due primarily to reduced investment banking activity, partially offset by higher brokerage revenues.

Second quarter 2022 investment banking revenues decreased $124.8 million to $100.2 million. During the quarter, the Company completed five underwriting transactions and 39 strategic advisory transactions, including five debt capital markets transactions.

Second quarter 2022 brokerage revenues increased $15.6 million to $154.7 million. The increase was attributable to a modest increase in institutional brokerage activity.

Second quarter 2022 investment income decreased $13.2 million to a loss of $10.0 million. The year-over-year decrease was primarily due to portfolio fund investment losses and negative carried interest allocations related to public positions in the healthcare and sustainability strategies.

Second quarter 2022 employee compensation and benefits expenses were $151.3 million, a decrease of $67.9 million from the prior-year period. The decrease is primarily due to $156.3 million lower total revenues, resulting in reduced compensation and benefits accrual.

Second quarter 2022 total expenses were $246.9 million, a decrease of $86.2 million from the prior-year period. The decrease was primarily due to the reduced compensation and benefits accrual.

Second quarter 2022 income tax expense was $5.9 million compared to $10.2 million income tax expense in the prior-year quarter. The decrease was primarily due to the year-over-year decrease in the Company’s income before income taxes.

Second quarter 2022 net income attributable to common stockholders was $12.5 million, down from $43.6 million in the second quarter of 2021.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These Non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these Non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these Non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary Non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provide additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit calculated on Pre-tax Economic Income (Loss) once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred stock dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these Non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies. Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Second Quarter 2022 Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Six Months Ended
	June 30, 2022			June 30, 2021			June 30, 2022			June 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$97,757	$—	$97,757	$214,427	$—	$214,427	$196,453	$—	$196,453	$507,914	$—	$507,914
Brokerage	181,935	62	181,997	175,845	—	175,845	379,791	—	379,791	397,692	—	397,692
Management fees	20,173	242	20,415	17,825	299	18,124	40,613	508	41,121	44,709	616	45,325
Incentive income	(29,014)	(990)	(30,004)	(31,566)	514	(31,052)	(41,811)	(1,205)	(43,016)	78,359	(701)	77,658
Investment income (loss)	(10,135)	203	(9,932)	5,595	(117)	5,478	12,091	1,610	13,701	37,514	2,973	40,487
Other economic proceeds	8,404	—	8,404	7,307	—	7,307	12,223	1	12,224	8,471	(1)	8,470
Total: Economic Proceeds	269,120	(483)	268,637	389,433	696	390,129	599,360	914	600,274	1,074,659	2,887	1,077,546
Economic Interest Expense / (Income)	4,339	618	4,957	7,423	1,174	8,597	(4,170)	(800)	(4,970)	13,366	2,261	15,627
Net Economic Proceeds	$264,781	$(1,101)	$263,680	$382,010	$(478)	$381,532	$603,530	$1,714	$605,244	$1,061,293	$626	$1,061,919

Economic Proceeds were $268.6 million versus $390.1 million in the second quarter of 2021, a decrease of 31%.

Investment Banking Economic Proceeds were $97.8 million, down 54% from the prior-year period. The decrease was due primarily to reduced equity underwriting activity and fewer M&A completions.

Brokerage Economic Proceeds of $182.0 million were 3% higher versus the prior-year period, as overall market-wide trading volumes rose in the same period. The increase was due in part to higher cash trading, non-US execution and derivatives trading, partially offset by reduced special situations and securities finance revenues.

Management Fees Economic Proceeds rose 13% year-over-year to $20.4 million, due largely to an increase in assets under management.

Incentive Income Economic Proceeds were a loss of $30.0 million in the second quarter of 2022 versus a loss of $31.1 million in the prior-year period. The loss in both periods was primarily due to a decrease in performance fees in our healthcare investments and sustainability strategies.

Investment Income Economic Proceeds were a loss of $9.9 million versus proceeds of $5.5 million in the prior-year period, a decrease of $15.4 million. The decrease is due largely to a decrease in value of investments in the activist strategy, the event-driven strategy and the merchant banking portfolio.

Economic Interest Expense (Income). In the second quarter of 2022 Cowen had interest expense of $5.0 million, down from $8.6 million in the prior-year period.

Second Quarter 2022 Non-GAAP Financial Review (continued)
Economic Expenses

	Three Months Ended						Six Months Ended
	June 30, 2022			June 30, 2021			June 30, 2022			June 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$151,235	$545	$151,780	$216,280	$4,133	$220,413	$337,660	$1,495	$339,155	$601,858	$6,951	$608,809
Non-Compensation Expenses	103,766	30	103,796	87,811	53	87,864	197,558	36	197,594	177,226	(24)	177,202
Depreciation & Amortization	6,990	7	6,997	4,561	4	4,565	14,169	13	14,182	8,910	9	8,919
Non-Controlling Interest	(27)	—	(27)	1,488	—	1,488	986	—	986	2,955	—	2,955
Total: Economic Expenses	$261,964	$582	$262,546	$310,140	$4,190	$314,330	$550,373	$1,544	$551,917	$790,949	$6,936	$797,885

Economic Compensation Expenses were $151.8 million compared to $220.4 million in the second quarter of 2021. The economic compensation-to-proceeds ratio was 56.5%, unchanged year-over-year.

Economic Fixed Non-Compensation Expenses Second quarter 2022 fixed non-compensation expenses were up $2.5 million from the prior-year period at $42.9 million. The year-over-year increase is due in part to an increase in technology-related service fees.

Economic Variable Non-Compensation Expenses were $60.9 million, up from $47.5 million in the second quarter of 2021, due in part to higher trade execution costs from increased markets activity as well as increased client event and entertainment costs. The fixed non-compensation-to-economic-proceeds ratio rose from 10.3% in 2Q'21 to 16.0% in 2Q'22 and the variable non-compensation-to-proceeds ratio rose from 12.2% in 2Q'21 to 22.7% in 2Q'22.

Economic Depreciation and Amortization Expenses were $7.0 million compared to $4.6 million in the second quarter of 2021. The year-over-year increase is due primarily to expenses associated with the Portico acquisition in late 2021.
Economic Income and Economic Operating Income

	Three Months Ended						Six Months Ended
	June 30, 2022			June 30, 2021			June 30, 2022			June 30, 2021
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$2,817	$(1,683)	$1,134	$71,870	$(4,668)	$67,202	$53,157	$170	$53,327	$270,344	$(6,310)	$264,034
Economic income tax expense	1,236	(419)	817	19,261	(1,251)	18,010	13,821	44	13,865	72,451	(1,691)	70,760
Preferred stock dividends	1,477	221	1,698	1,460	238	1,698	2,938	458	3,396	2,887	509	3,396
Economic Income (Loss)	$104	$(1,485)	$(1,381)	$51,149	$(3,655)	$47,494	36,398	(332)	36,066	195,006	(5,128)	189,878
Add back: Depreciation and amortization expense, net of taxes	5,101	4	5,105	3,339	3	3,342	10,485	9	10,494	6,522	6	6,528
Economic Operating Income (Loss)	$5,205	$(1,481)	$3,724	$54,488	$(3,652)	$50,836	$46,883	$(323)	$46,560	$201,528	$(5,122)	$196,406

Economic Income per diluted share	$—	$(0.05)	$(0.05)	$1.51	$(0.11)	$1.40	$1.18	$(0.01)	$1.17	$5.79	$(0.15)	$5.63
Economic Operating Income per diluted share	$0.17	$(0.05)	$0.12	$1.61	$(0.11)	$1.50	$1.52	$(0.01)	$1.51	$5.98	$(0.15)	$5.83

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and six months ended June 30, 2022 and 2021:

For the three months ended June 30, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$100,169	$154,656	$(10,003)	$16,717	$—	$48,545	$14,278	$(6,625)	$(15,324)	$3,527	$305,940
Management Presentation Reclassifications:
Underwriting expenses	a	(889)	—	—	—	—	—	—	—	—	—	(889)
Reimbursable client expenses	b	(1,523)	—	—	—	—	—	—	(296)	—	—	(1,819)
Securities financing interest expense	c	—	(79)	—	—	—	(28,161)	—	—	—	—	(28,240)
Fund start-up costs, distribution and other fees	d	—	—	—	(368)	—	—	—	(613)	—	—	(981)
Certain equity method investments	e	—	—	—	4,019	2,770	—	—	—	—	(4,681)	2,108
Carried interest	f	—	—	32,083	—	(31,397)	—	—	—	—	—	686
Proprietary trading, interest and dividends	g	—	3,777	(25,295)	—	(1,377)	(11,147)	—	4,831	—	23,141	(6,070)
Insurance related activities expenses	h	—	—	—	—	—	—	(14,278)	11,107	—	—	(3,171)
Facilitation trading gains and losses	i	—	23,643	3,369	—	—	(9,237)	—	—	—	(21,987)	(4,212)
Total Management Presentation Reclassifications:		(2,412)	27,341	10,157	3,651	(30,004)	(48,545)	(14,278)	15,029	—	(3,527)	(42,588)
Fund Consolidated Reclassifications	l	—	—	(10,086)	47	—	—	—	—	15,324	—	5,285
Total Economic Proceeds		$97,757	$181,997	$(9,932)	$20,415	$(30,004)	$—	$—	$8,404	$—	$—	$268,637

For the three months ended June 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$224,981	$139,060	$3,160	$14,995	$169	$62,173	$11,493	$2,031	$695	$6,730	$465,487
Management Presentation Reclassifications:
Underwriting expenses	a	(6,152)	—	—	—	—	—	—	—	—	—	(6,152)
Reimbursable client expenses	b	(4,402)	—	—	—	—	—	—	(295)	—	—	(4,697)
Securities financing interest expense	c	—	6,132	—	—	—	(48,854)	—	—	—	—	(42,722)
Fund start-up costs, distribution and other fees	d	—	(107)	—	(449)	—	—	—	(666)	—	—	(1,222)
Certain equity method investments	e	—	—	—	3,523	4,358	—	—	—	—	(5,894)	1,987
Carried interest	f	—	—	35,530	—	(35,686)	—	—	—	—	—	(156)
Proprietary trading, interest and dividends	g	—	10,245	(32,710)	—	275	(2,262)	—	(34)	—	10,616	(13,870)
Insurance related activities expenses	h	—	—	—	—	—	—	(11,493)	6,271	—	1	(5,221)
Facilitation trading gains and losses	i	—	20,515	(1,554)	—	—	(11,057)	—	—	—	(11,453)	(3,549)
Total Management Presentation Reclassifications:		(10,554)	36,785	1,266	3,074	(31,053)	(62,173)	(11,493)	5,276	—	(6,730)	(75,602)
Fund Consolidated Reclassifications	l	—	—	1,052	55	(168)	—	—	—	(695)	—	244
Total Economic Proceeds		$214,427	$175,845	$5,478	$18,124	$(31,052)	$—	$—	$7,307	$—	$—	$390,129

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the six months ended June 30, 2022 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$201,711	$323,394	$58,084	$33,486	$633	$94,880	$25,599	$(7,574)	$(17,208)	$9,107	$722,112
Management Presentation Reclassifications:
Underwriting expenses	a	(1,148)	—	—	—	—	—	—	—	—	—	(1,148)
Reimbursable client expenses	b	(4,110)	—	—	—	—	—	—	(606)	—	—	(4,716)
Securities financing interest expense	c	—	(1,326)	—	—	—	(57,966)	—	—	—	—	(59,292)
Fund start-up costs, distribution and other fees	d	—	—	—	(739)	—	—	—	(1,292)	—	—	(2,031)
Certain equity method investments	e	—	—	—	8,275	6,362	—	—	—	—	(10,437)	4,200
Carried interest	f	—	—	49,150	—	(48,297)	—	—	—	—	—	853
Proprietary trading gains and losses	g	—	12,595	(87,380)	—	(1,714)	(17,029)	—	6,611	—	39,299	(47,618)
Insurance related activities expenses	h	—	—	—	—	—	—	(25,599)	15,085	—	—	(10,514)
Facilitation trading gains and losses	i	—	45,128	5,248	—	—	(19,885)	—	—	—	(37,969)	(7,478)
Total Management Presentation Reclassifications:		(5,258)	56,397	(32,982)	7,536	(43,649)	(94,880)	(25,599)	19,798	—	(9,107)	(127,744)
Fund Consolidated Reclassifications	l	—	—	(11,401)	99	—	—	—	—	17,208	—	5,906
Total Economic Proceeds		$196,453	$379,791	$13,701	$41,121	$(43,016)	$—	$—	$12,224	$—	$—	$600,274

For the six months ended June 30, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reinsurance Premiums	Other Revenues, net	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$529,815	$312,797	$179,297	$40,737	$2,427	$121,561	$18,610	$3,690	$(2,652)	$18,692	$1,224,974
Management Presentation Reclassifications:
Underwriting expenses	a	(13,067)	—	—	—	—	—	—	—	—	—	(13,067)
Reimbursable client expenses	b	(8,834)	—	—	—	—	—	—	(583)	—	—	(9,417)
Securities financing interest expense	c	—	7,566	—	—	—	(90,655)	—	—	—	—	(83,089)
Fund start-up costs, distribution and other fees	d	—	(266)	—	(4,523)	—	—	—	(1,305)	—	—	(6,094)
Certain equity method investments	e	—	—	—	7,003	13,999	—	—	—	—	(16,723)	4,279
Carried interest	f	—	—	(61,239)	—	61,353	—	—	—	—	—	114
Proprietary trading gains and losses	g	—	26,347	(65,436)	—	(51)	(6,358)	—	(271)	—	21,766	(24,003)
Insurance related activities expenses	h	—	—	—	1	—	—	(18,610)	6,939	—	—	(11,670)
Facilitation trading gains and losses	i	—	51,248	(10,522)	—	—	(24,548)	—	—	—	(24,418)	(8,240)
Total Management Presentation Reclassifications:		(21,901)	84,895	(137,197)	2,481	75,301	(121,561)	(18,610)	4,780	—	(19,375)	(151,187)
Fund Consolidated Reclassifications	l	—	—	(1,613)	2,107	(70)	—	—	—	2,652	—	3,076
Income Statement Adjustments
Acquisition related amounts	n	—	—	—	—	—	—	—	—	—	(3,855)	(3,855)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Income Statement Adjustments:		—	—	—	—	—	—	—	—	—	683	683
Total Economic Proceeds		$507,914	$397,692	$40,487	$45,325	$77,658	$—	$—	$8,470	$—	$—	$1,077,546

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and six months ended June 30, 2022 and 2021:

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)		2022	2021	2022	2021
Total US GAAP Interest & Dividend Expense		$53,925	$63,073	$100,449	$120,714
Management Presentation Reclassifications:
Securities financing interest expense	c	(28,240)	(42,722)	(59,292)	(83,089)
Fund start-up costs, distribution and other fees	d	(1,313)	(628)	(2,209)	(1,171)
Proprietary trading gains and losses	g	(15,125)	(1,248)	(36,286)	(5,486)
Facilitation trading gains and losses	i	(4,212)	(3,549)	(7,478)	(8,240)
Total Management Presentation Reclassifications:		(48,890)	(48,147)	(105,265)	(97,986)
Income Statement Adjustments:
Accelerated debt costs	p	—	(5,557)	—	(5,557)
Amortization of discount/(premium) on debt	m	(78)	(772)	(154)	(1,544)
Total Income Statement Adjustments:		(78)	(6,329)	(154)	(7,101)
Total Economic Interest Expense / (Income)		$4,957	$8,597	$(4,970)	$15,627

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and six months ended June 30, 2022 and 2021:

		Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$151,322	$95,603	$(14,981)	$231,944	$219,186	$113,906	$13,755	$346,847
Management Presentation Reclassifications:					—
Underwriting expenses	a	—	(889)	—	(889)	—	(6,152)	—	(6,152)
Reimbursable client expenses	b	—	(1,819)	—	(1,819)	—	(4,697)	—	(4,697)
Fund start-up costs, distribution and other fees	d	—	332	—	332	—	(594)	—	(594)
Certain equity method investments	e	—	2,108	—	2,108	—	1,987	—	1,987
Carried interest	f	—	686	—	686	—	(156)	—	(156)
Proprietary trading gains and losses	g	—	(587)	9,642	9,055	—	1,501	(14,123)	(12,622)
Insurance related activities expenses	h	—	(3,171)	—	(3,171)	—	(5,221)	—	(5,221)
Associated partner/banker compensation	j	806	(806)	—	—	1,574	(1,574)	—	—
Management company non-Controlling interest	k	(348)	375	(27)	—	(347)	(1,141)	1,488	—
Total Management Presentation Reclassifications:		458	(3,771)	9,615	6,302	1,227	(16,047)	(12,635)	(27,455)
Fund Consolidated Reclassifications	l	—	(54)	5,339	5,285	—	(124)	368	244
Income Statement Adjustments:
Acquisition related adjustments	n	—	(78)	—	(78)	—	(76)	—	(76)
Contingent liability adjustments	n	—	19,093	—	19,093	—	(5,230)	—	(5,230)
Total Income Statement Adjustments:		—	19,015	—	19,015	—	(5,306)	—	(5,306)
Total Economic Expenses		$151,780	$110,793	$(27)	$262,546	$220,413	$92,429	$1,488	$314,330

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Six Months Ended June 30, 2022				Six Months Ended June 30, 2021
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$338,500	$211,037	$5,150	$554,687	$607,382	$221,062	$18,317	$846,761
Management Presentation Reclassifications:
Underwriting expenses	a	—	(1,148)	—	(1,148)	—	(13,067)	—	(13,067)
Reimbursable client expenses	b	—	(4,716)	—	(4,716)	—	(9,417)	—	(9,417)
Fund start-up costs, distribution and other fees	d	—	178	—	178	—	(4,923)	—	(4,923)
Certain equity method investments	e	—	4,200	—	4,200	—	4,279	—	4,279
Carried interest	f	—	853	—	853	—	114	—	114
Proprietary trading gains and losses	g	—	(117)	(11,215)	(11,332)	—	3,271	(21,788)	(18,517)
Insurance related activities expenses	h	—	(10,514)	—	(10,514)	—	(11,670)	—	(11,670)
Associated partner/banker compensation	j	1,352	(1,352)	—	—	2,122	(2,122)	—	—
Management company non-Controlling interest	k	(697)	(289)	986	—	(695)	(2,260)	2,955	—
Total Management Presentation Reclassifications:		655	(12,905)	(10,229)	(22,479)	1,427	(35,795)	(18,833)	(53,201)
Fund Consolidated Reclassifications	l	—	(159)	6,065	5,906	—	(395)	3,471	3,076
Income Statement Adjustments:
Acquisition related amounts	n	—	(158)	—	(158)	—	(317)	—	(317)
Contingent liability adjustments	n	—	13,961	—	13,961	—	1,566	—	1,566
Total Income Statement Adjustments:		—	13,803	—	13,803	—	1,249	—	1,249
Total Economic Expenses		$339,155	$211,776	$986	$551,917	$608,809	$186,121	$2,955	$797,885
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollar amounts in thousands)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$12,465	$43,625	$45,783	$189,431
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	5,908	10,244	17,797	64,672
Amortization of discount (premium) on debt	m	78	772	154	1,544
Debt extinguishment gain (loss) and/or accelerated debt costs	p	—	5,557	—	10,095
Bargain purchase gain	n	—	—	—	(3,855)
Contingent liability adjustments	n	(19,093)	5,230	(13,961)	(1,566)
Acquisition related amounts	n	78	76	158	317
Preferred stock dividends	q	1,698	1,698	3,396	3,396
Pre-tax Economic Income (Loss)		1,134	67,202	53,327	264,034
Economic income tax expense		(817)	(18,010)	(13,865)	(70,760)
Preferred stock dividends		(1,698)	(1,698)	(3,396)	(3,396)
Economic Income (Loss)		(1,381)	47,494	36,066	189,878
Add back: Depreciation and amortization expense, net of taxes		5,105	3,342	10,494	6,528
Economic Operating Income (Loss)		$3,724	$50,836	$46,560	$196,406

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per share)		2022	2021	2022	2021

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$0.41	$1.29	$1.48	$5.62
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	0.20	0.30	0.58	1.92
Amortization of discount (premium) on debt	m	—	0.02	—	0.05
Debt extinguishment gain (loss) and accelerated debt costs	p	—	0.16	—	0.30
Bargain purchase gain	n	—	—	—	(0.11)
Contingent liability adjustments	n	(0.63)	0.15	(0.45)	(0.05)
Acquisition related amounts	n	—	—	0.01	0.01
Preferred stock dividends	q	0.06	0.05	0.11	0.10
Pre-tax Economic Income (Loss) per common share (diluted)		0.04	1.98	1.73	7.83
Economic income tax expense		(0.03)	(0.53)	(0.45)	(2.10)
Preferred stock dividends		(0.06)	(0.05)	(0.11)	(0.10)
Economic income (Loss) per common share (diluted)		(0.05)	1.40	1.17	5.63
Add back: Depreciation and amortization expense, net of taxes		0.17	0.10	0.34	0.20
Economic Operating Income (Loss) per common share (diluted)		$0.12	$1.50	$1.51	$5.83
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage within Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs, distribution and other fees: Economic Proceeds and Economic Interest Expense are net of fund start-up costs and distribution fees paid to agents and other debt service costs.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance and reinsurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments (including bargain purchase gain and contingent liability adjustments).
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment and accelerated debt costs.
q	Pre-tax Economic income (Loss) excludes preferred stock dividends.

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm that provides investment banking, research, sales and trading, prime brokerage, outsourced trading and commission management services. Cowen also has an investment management division which offers actively managed alternative investment products. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley, Managing Director
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.